                                                                    EXHIBIT 99.2
            Index to Financial Statements and Supplemental Schedule



Keystone Automotive Industries, Inc.

Report of Independent Auditors                                              F-2

Consolidated Balance Sheets at March 29, 1996 and March 28, 1997..........  F-3
Consolidated Statements of Income for the years ended March 31, 1995,
 March 29, 1996 and March 28, 1997........................................  F-4
Consolidated Statements of Shareholders' Equity for the years ended
 March 31, 1995, March 29, 1996 and March 28, 1997........................  F-5
Consolidated Statements of Cash Flows for the years ended March 31, 1995,
 March 29, 1996 and March 28, 1997........................................  F-6
Notes to Consolidated Financial Statements................................  F-7
Schedule II Valuation and Qualifying Accounts.............................  F-22

                         Report of Independent Auditors



The Board of Directors and Shareholders
Keystone Automotive Industries, Inc.


We have audited the accompanying consolidated balance sheets of Keystone Automotive Industries, Inc. and subsidiaries as of March 29, 1996 and March 28, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended March 28, 1997. Our audits also included the financial statement schedule listed in the index at 7(a). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Inteuro Parts Distributors, Inc. or Car Body Concepts, Inc., wholly owned subsidiaries, as of and for the year ended December 31, 1996 (see Note 3), which combined statements reflect total assets of $8,382,913 as of December 31, 1996, and total revenues of $29,485,099 for the year then ended. Those combined statements were audited by Arthur Andersen LLP whose report has been furnished to us, and our opinion, insofar as it relates to data included for Inteuro Parts Distributors, Inc. and Car Body Concepts, Inc. for that period, is based solely on their report.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of Arthur Andersen LLP provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keystone Automotive Industries, Inc. at March 29, 1996 and March 28, 1997, and the results of its operations and its cash flows for each of the three years in the period ended March 28, 1997, in conformity with generally accepted accounting principles. Also, in our opinion the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects the information set forth therein.



                                                               ERNST & YOUNG LLP



Los Angeles, California
May 23, 1997, except
 for Note 3, as to which
 the date is January 1, 1998

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
                          CONSOLIDATED BALANCE SHEETS
                     (in thousands, except share amounts)

                                                                                  MARCH 29, 1996        MARCH 28, 1997
                                                                               -----------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                             $    4,517            $    2,284
  Accounts receivable, less allowance for doubtful accounts of
    $440 in 1996 and $732 in 1997                                                           16,485                19,873
  Inventories, primarily finished goods                                                     33,734                43,374
  Prepaid expenses and other current assets                                                    954                 1,077
  Deferred taxes                                                                               779                 1,786
                                                                               -----------------------------------------
Total current assets                                                                        56,469                68,394

Property, plant and equipment, at cost:
  Land                                                                                         476                   486
  Buildings and leasehold improvements                                                       6,073                 6,635
  Machinery and equipment                                                                    7,642                10,032
  Furniture and fixtures                                                                     7,523                 8,638
                                                                               -----------------------------------------
                                                                                            21,714                25,791
  Less accumulated depreciation and amortization                                            10,633                12,804
                                                                               -----------------------------------------
                                                                                            11,081                12,987

Intangibles                                                                                  2,584                 3,719
Other asset                                                                                  1,646                 2,083
                                                                               -----------------------------------------
Total assets                                                                            $   71,780            $   87,183
                                                                               =========================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                                                        $   13,250            $   12,629
  Bankers acceptances and other short-term debt                                              3,520                 3,538
  Accounts payable                                                                          14,665                18,177
  Accrued salaries, wages and related benefits                                               1,620                 1,565
  Other accrued liabilities                                                                  1,201                   753
  Long-term debt, due within one year                                                        4,079                 1,192
  Deferred taxes                                                                                 -                   386
                                                                               -----------------------------------------
Total current liabilities                                                                   38,335                38,240

Long-term debt, less current maturities                                                      6,829                 1,895
Notes payable to officers, shareholders and other related parties                              192                   192
Deferred taxes                                                                                 269                   403
Accrued pension cost                                                                            36                     -

Commitments and contingencies                                                                    -                     -

Shareholders' equity:
  Preferred stock, no par value:
    Authorized shares - 3,000,000
    None issued and outstanding                                                                  -                     -
  Common stock, no par value:
    Authorized shares -20,000,000
    Issued and outstanding shares - 10,250,000 in 1996 and 11,
    750,000 in 1997, at stated value                                                         4,301                15,923
  Additional paid-in capital                                                                   582                   582
  Retained earnings                                                                         21,236                29,948
                                                                               -----------------------------------------
Total shareholders' equity                                                                  26,119                46,453
                                                                               -----------------------------------------
Total liabilities and shareholders' equity                                              $   71,780            $   87,183
                                                                               =========================================

See accompanying notes.

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
              (in thousands, except per share and share amounts)

                                                                        YEAR ENDED
                                                 ------------------------------------------------------
                                                   MARCH 31, 1995     MARCH 29, 1996     MARCH 28, 1997
                                                 ------------------------------------------------------
Net sales                                              $   149,581        $   178,076       $   223,806
Cost of sales                                               88,609            107,415           132,085
                                                 ------------------------------------------------------
Gross profit                                                60,972             70,661            91,721

Operating expenses:
  Selling and distribution expenses                         43,101             50,156            61,063
  General and administrative                                10,831             10,968            13,831
  Merger costs                                                   -                  -               905
                                                 ------------------------------------------------------
                                                            53,932             61,124            75,799
                                                 ------------------------------------------------------
Operating income                                             7,040              9,537            15,922

Interest expense, net                                        1,300              1,721             1,477
                                                 ------------------------------------------------------
Income before income taxes                                   5,740              7,816            14,445

Income taxes                                                 1,543              2,836             4,435
                                                 ------------------------------------------------------
Net income                                             $     4,197        $     4,980       $    10,010
                                                 ======================================================
Net income per share                                         $0.41              $0.49             $0.88
                                                 ======================================================
Weighted averages shares outstanding                    10,255,000         10,250,000        11,408,000
                                                 ======================================================

                  (unaudited pro forma information) (Note 3)

Net income, as previously reported                          $4,197             $4,980           $10,010
Pro forma tax adjustment                                      (705)              (258)           (1,288)
                                                 ------------------------------------------------------
Pro forma net income                                        $3,492             $4,722           $ 8,722
                                                 ======================================================
Pro forma earnings per share                                $  .34             $  .46           $   .76
                                                 ======================================================

See accompanying notes.

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              (in thousands, except share and per share amounts)

                                                                                              ADDITIONAL
                                                                           COMMON STOCK        PAID-IN    RETAINED
                                                                    -----------------------
                                                                        SHARES      AMOUNT     CAPITAL    EARNINGS     TOTAL
                                                                    ---------------------------------------------------------
Balance at March 25, 1994, as previously reported                      5,682,622    $ 3,905         $436   $ 6,228    $10,569
  Pooling of interests with North Star Plating Co.                     2,450,000          -          117     5,592      5,709
  Poolings of interests with Inteuro Parts Distributors,
    Inc. and Car Body Concepts, Inc.                                   2,000,000          2           29     1,581      1,612
                                                                    ---------------------------------------------------------
Balance at March 25, 1994, as adjusted                                10,132,622      3,907          582    13,401     17,890
  Retirement of 62,755 shares of common stock
    ($3.32 per share)                                                    (62,755)      (209)           -         -       (209)
  Issuance of 180,133 shares of common stock to officers
    ($3.35 per share)                                                    180,133        603            -         -        603
  S-Corp distributions related to Inteuro Parts
    Distributors, Inc. and Car Body Concepts, Inc.                             -          -            -      (810)      (810)
  Net income                                                                   -          -            -     4,197      4,197
                                                                    ---------------------------------------------------------
Balance at March 31, 1995                                             10,250,000      4,301          582    16,788     21,671
  S-Corp distributions related to Inteuro Parts
    Distributors, Inc. and Car Body Concepts, Inc.                             -          -            -      (532)      (532)
  Net income                                                                   -          -            -     4,980      4,980
                                                                    ---------------------------------------------------------
Balance at March 29, 1996                                             10,250,000      4,301          582    21,236     26,119
  Issuance of 1,500,000 shares in connection with initial
    public offering at $9.00 a share net of offering costs
    and commissions of $1,878                                          1,500,000     11,622            -         -     11,622
  S-Corp distributions related to Inteuro Parts
    Distributors, Inc. and Car Body Concepts, Inc.                             -          -            -    (1,298)    (1,298)
  Net income                                                                   -          -            -    10,010     10,010
                                                                    ---------------------------------------------------------
Balance at March 28, 1997                                             11,750,000    $15,923         $582   $29,948    $46,453
                                                                    =========================================================

See accompanying notes.

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                                      YEAR ENDED
                                                                                     ----------------------------------------------
                                                                                        MARCH 31,       MARCH 29,        MARCH 28,
                                                                                         1995             1996             1997
                                                                                     ----------------------------------------------
OPERATING ACTIVITIES
Net income                                                                             $  4,197         $  4,980        $  10,010
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation and amortization                                                        1,596            2,016            3,086
     Deferred taxes                                                                        (639)             239             (487)
     Provision of losses on uncollectible accounts                                          270              317              747
     Provision for losses on inventory                                                    1,324              641              322
     (Gain) loss on sales of assets                                                          87              133             (150)
     Stock issued for compensation                                                          603                -                -
     Changes in operating assets and liabilities:
        Accounts receivable                                                              (1,046)          (4,805)          (3,334)
        Inventories                                                                      (1,834)          (5,253)          (7,522)
        Prepaid expenses and other current assets                                          (539)             683             (111)
        Other assets                                                                        176              445             (436)
        Accounts payable                                                                    253            3,515            3,453
        Accrued salaries, wages and related benefits                                       (165)             546             (108)
        Other accrued liabilities and accrued pension costs                                 (22)            (504)            (458)
                                                                                     ----------------------------------------------
Net cash provided by operating activities                                                 4,261            2,953            5,012

INVESTING ACTIVITIES
Proceeds from sales of assets                                                               144              201              270
Acquisitions of certain service centers                                                  (1,289)          (3,051)          (3,175)
Intangible assets acquired                                                                 (175)          (2,003)          (1,751)
Purchases of property, plant and equipment                                               (4,130)          (2,861)          (4,378)
                                                                                     ----------------------------------------------
Net cash used in investing activities                                                    (5,450)          (7,714)          (9,034)

FINANCING ACTIVITIES
Borrowings under bank credit facility                                                     2,950            1,560           19,129
Payments under bank credit facility                                                      (1,210)             (50)         (19,750)
Bankers acceptances and other short-term debt, net                                       (1,024)           1,067               18
Borrowings on notes payable to officers, shareholders and other related parties             114              361                -
Payments on notes payable to officers, shareholders and other related parties              (135)            (364)            (172)
Borrowings on long-term debt                                                              4,386            5,059            1,024

Principal payments on long-term debt                                                     (1,863)          (2,499)          (9,027)
S-Corp distributions related to Inteuro Parts Distributors, Inc. and
   Car Body Concepts, Inc.                                                                 (810)            (532)          (1,055)
Proceeds from initial public offering                                                         -                -           11,622
Principal payments on capital lease obligations                                            (141)               -                -
Retirement of stock                                                                        (209)               -                -
                                                                                     ----------------------------------------------
Net cash provided by financing activities                                                 2,058            4,602            1,789
                                                                                     ----------------------------------------------
Net increase (decrease) in cash and cash equivalents                                        869             (159)          (2,233)
Cash and cash equivalents at beginning of year                                            3,807            4,676            4,517
                                                                                     ----------------------------------------------
Cash and cash equivalents at end of year                                               $  4,676          $ 4,517         $  2,284
                                                                                     ==============================================

SUPPLEMENTAL DISCLOSURES:
   Interest paid during the year                                                       $  1,245         $  1,734        $   1,516
   Income taxes paid during the year                                                   $  2,631         $  2,412        $   5,311
   Acquisition of businesses using debt                                                $      -         $  1,666        $     500

See accompanying notes.

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                March 28, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS INFORMATION

The principal business of Keystone Automotive Industries, Inc. and its subsidiaries (the "Company") is the distribution of replacement parts for automobiles and light trucks to collision repair shops through a network of service centers located within the United States and one in Mexico.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Keystone Automotive Industries, Inc. and its wholly owned subsidiaries, North Star Plating Co. ("North Star" - see Note 2) and Inteuro Parts Distributors, Inc. and Car Body Concepts, Inc. (collectively "Inteuro" - see Note 3). All significant intercompany transactions have been eliminated in consolidation.

FISCAL YEAR

The Company uses a 52/53 week fiscal year. The Company's fiscal year ends on the last Friday of March. The fiscal years ended March 31, 1995, March 29, 1996 and March 28, 1997, included 53, 52 and 52 weeks, respectively.

FAIR VALUES OF FINANCIAL INSTRUMENTS

Fair values of cash and cash equivalents, short-term borrowings and the current portion of long-term debt approximate cost, due to the short period of time to maturity. Fair values of long-term debt, which have been determined based on borrowing rates currently available to the Company for loans with similar terms or maturity, approximate the carrying amounts in the consolidated financial statements.

CASH EQUIVALENTS

The Company considers all highly liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents are held by major financial institutions.

INVENTORIES

The Company's inventories consist primarily of automotive crash parts, collision replacement parts, paint and related items, and bumpers. Inventories are stated at the lower of cost (first-in, first-out) or market.

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEPRECIATION AND AMORTIZATION

The Company uses the straight-line method for calculating depreciation and amortization of property, plant, and equipment over the following estimated useful lives:

          Buildings                                               20 years
          Machinery and equipment                              5 -12 years
          Furniture and fixtures                               5 - 7 years
          Auto and truck                                       3 - 5 years
          Leasehold improvements                            Term of lease or life of the asset, whichever is
                                                             shorter, or 5 - 31 years.

Depreciation and amortization expense amounted to approximately $1,564,000, $1,892,000 and $2,470,000 for the years ended March 31, 1995, March 29, 1996 and
March 28, 1997, respectively.

CONCENTRATIONS OF RISK

Accounts receivable subject the Company to a potential concentration of credit risk. Substantially all of the Company's customers are in the auto body repair business, none representing more than 1% of sales. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Receivables are generally due within 30 days. Credit losses have consistently been within management's expectations. During 1997, the Company imported 29% of its products from the Far East.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

STOCK-BASED COMPENSATION

The Company elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," and related interpretations. Management has determined that the effect of applying Financial Accounting Standards Board Statement No. 123's fair value method to the Company's stock-based awards results in net income and earnings per share that are not materially different from amounts reported. Under the provisions of APB 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

REVENUE RECOGNITION

The Company recognizes revenue from product sales at the time of delivery or shipment. The Company provides its customers the right to return products that are damaged or defective. The effect of these programs is estimated and current period sales and costs of sales are reduced accordingly.

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLES

Excess of cost over net assets acquired is amortized over a fifteen-year period using the straight-line method. Covenants not to compete are amortized using the straight-line method over the terms of the agreements. Amortization expense for the years ended March 31, 1995, March 29, 1996 and March 28, 1997 was $32,000, $124,000 and $616,000, respectively. Intangibles consists of the following:

                                                                       MARCH 29,      MARCH 28,
                                                                         1996           1997
                                                                   ------------------------------
                                                                           (in thousands)
     Covenants not to compete                                         $  1,135       $  3,012
     Excess of cost over net assets acquired                             1,605          1,479
                                                                   ------------------------------
                                                                         2,740          4,491

     Less accumulated amortization                                        (156)          (772)
                                                                   ------------------------------
                                                                      $  2,584       $  3,719
                                                                   ==============================

EARNINGS PER SHARE

The Board of Directors authorized management of the Company to file a Registration Statement with the Securities and Exchange Commission permitting the Company to sell shares of its common stock to the public. The Company restated its Articles of Incorporation and Bylaws to increase the authorized shares of common stock to 20,000,000 and to authorize 3,000,000 shares of preferred stock. No preferred stock has been issued. Additionally, the Board of Directors and shareholders approved a common stock split of 3.8467 to 1 on April 16, 1996. All share and per share amounts in these financial statements have been adjusted for the common stock split.

Earnings per share are computed using the weighted average number of shares of common stock and common stock equivalents (attributable to stock options which are not material) outstanding during each period. Common stock equivalents were calculated using the treasury stock method.

NEW ACCOUNTING STANDARDS

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted for fiscal years ending after December 15, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement 128 on the calculation of earnings per share and fully diluted earnings per share for the years ended March 31, 1995, March 29, 1996 and March 28, 1997, will not be material.

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

2. MERGER WITH NORTH STAR AND OTHER ACQUISITIONS

Effective March 28, 1997, the Company completed a merger with North Star. An aggregate of 2,450,000 shares of Keystone common stock were exchanged for all of the outstanding common stock of North Star. The transaction was accounted for as a pooling of interests and therefore, all prior period financial statements presented include North Star's historical activities. North Star used a September 30 year end. The North Star balance sheets and statements of income and cash flow have been conformed to Keystone's fiscal years ended March 31, 1995, March 29, 1996 and March 28, 1997. Net sales, net income and other changes in shareholders' equity of the combining companies for the last three years are as follows:

                                                                 YEAR ENDED
                                                   -----------------------------------------
                                                      MARCH 31,     MARCH 29,    MARCH 28,
                                                        1995          1996         1997
                                                   -----------------------------------------
                                                               (in thousands)
          Net sales:
           Keystone                                $  101,596      $  115,326    $  138,380
           North Star                                  32,479          43,317        58,227
           Intercompany eliminations                   (1,420)         (1,622)       (2,286)
                                                   -----------------------------------------
          Combined                                 $  132,655      $  157,021    $  194,321
                                                   =========================================

          Net income:
           Keystone                                $    1,406      $  3,106      $    4,836
           North Star                                   1,029         1,230           1,953
                                                   -----------------------------------------
          Combined                                 $    2,435      $  4,336      $    6,789
                                                   =========================================

          Other changes in shareholders' equity:
           Keystone                                $      394      $      -      $   11,622
           North Star                                       -             -               -
                                                   -----------------------------------------
          Combined                                 $      394      $      -      $   11,622
                                                   =========================================

Changes in shareholders' equity for the year ended March 31, 1995, are due to the issuance of 180,133 shares of common stock to officers for $3.35 a share and the retirement of 62,755 shares of common stock. Changes in shareholders' equity for the year ended March 28, 1997, are due to the proceeds from the Company's initial public offering less offering expenses, underwriter's commissions and discounts.

In connection with the merger with North Star, $905,000 of merger costs and expenses were incurred and have been charged to expense during the third and fourth quarter of the year ended March 28, 1997. The merger costs and expenses consisted primarily of legal, accounting, and investment banking fees.

During the year ending March 29, 1996, the Company purchased substantially all of the assets, primarily inventory, furniture and fixtures, and equipment of M.A.P. International, C.D. Wheel and United Bumper. The Company paid approximately $1,192,000 in cash and a note for $150,000 due in October 1998.

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

2. MERGER WITH NORTH STAR AND OTHER ACQUISITIONS (CONTINUED)

In January of 1996, North Star purchased substantially all of the assets of Carolina Bumper, Inc., Carolina Auto and Paint Supply, Inc., Carolina Truck Specialties/Automotive Colors, Inc. and Carolina Bumper/Automotive Colors, Inc., automotive and retail supply businesses. As consideration for the assets purchased, North Star paid cash of approximately $3,700,000, assumed certain liabilities and issued a one-year promissory note in the amount of $647,000. The note is due in monthly installments and bears interest at the rate of 8%. Promissory notes of $200,000 (due in 12 equal monthly installments) and $500,000 (due in 60 equal monthly installments), were issued in exchange for a five-year covenant not to compete. Each note bears interest at a rate of 8%.

The acquisitions for the year ended March 29, 1996, were accounted for using the purchase method. The acquired assets and liabilities were recorded at their estimated fair values. The results of operations have been included since the respective dates of acquisition. These results were not significant to the financial results of the Company.

During fiscal 1997, the Company purchased substantially all of the assets primarily inventory, furniture and fixtures, and equipment of After Market Parts & Supply ("AMPS"), Augusta Bumper, Glenn Automotive Paint & Body Supply, Inc., and Stockton Plating Inc. The Company paid approximately $5,900,000 in total for these acquisitions. The acquired assets and liabilities were recorded at their estimated fair values. The acquisitions were accounted for using the purchase method. The results of operations have been included since the respective dates of acquisition. These results were not significant to the consolidated financial results of the Company.

3. MERGER WITH INTEURO

Effective January 1, 1998, Inteuro merged with and into the Company. An aggregate of 2,000,000 shares of the Company's common stock were issued in exchange for all of the issued and outstanding common stock of Inteuro. The transactions were accounted for as poolings of interests, and therefore, all prior period financial statements presented include Inteuro's historical activities.

Prior to the merger, Inteuro's fiscal year ended December 31. The Company's restated financial statements for 1995, 1996 and 1997 combine the Company's consolidated financial statements for years ended March 31, 1995, March 29, 1996 and March 28, 1997, with Inteuro's financial statements for years ended December 31, 1994, 1995 and 1996, respectively. Certain amounts from Inteuro's prior financial statements have been reclassified to conform to the Company's presentation in the accompanying consolidated financial statements.

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

3. MERGER WITH INTEURO (CONTINUED)

Net sales and net income of the combining companies for the last three years are as follows:

                                                                                     YEAR ENDED
                                                                   -------------------------------------------
                                                                       MARCH 31,      MARCH 29,     MARCH 28,
                                                                         1995           1996         1997
                                                                   -------------------------------------------
                                                                                   (in thousands)
          Net sales:
            Keystone, including North Star                         $  132,655     $  157,021       $  194,321
            Inteuro                                                    16,926         21,055           29,485
                                                                   -------------------------------------------
                                                                      149,581        178,076          223,806
         Net income:
            Keystone, including North Star                         $    2,435     $    4,336       $    6,789
            Inteuro                                                     1,762            644            3,221
                                                                   -------------------------------------------
                                                                   $    4,197     $    4,980       $   10,010
                                                                   ===========================================

The above net income reflects the historical results of operations of Inteuro, which had elected to be taxed under subchapter "S" of the Internal Revenue Code, and therefore, does not reflect the corporate tax liability that is passed through to its shareholders. The following pro forma net income and earnings per share reflect income tax expense of the combining companies at an estimated statutory rate of 39%:

                                                                                     YEAR ENDED
                                                                   -------------------------------------------
                                                                       MARCH 31,      MARCH 29,     MARCH 28,
                                                                         1995           1996         1997
                                                                   -------------------------------------------
                                                                     (in thousands, except per share amounts)
          Pro forma (unaudited):
            Net income, as previously reported                      $    4,197    $     4,980   $    10,010
             Proforma tax adjustment on Inteuro's earnings
                                                                          (705)           (258)       (1,288)
                                                                   ------------------------------------------
             Proforma net income                                   $     3,492     $     4,722   $     8,722
                                                                   ==========================================

          Earnings per share                                       $       .34    $       .46    $       .76
                                                                   ==========================================
          Weighted average shares outstanding                       10,255,000     10,250,000     11,408,000
                                                                   ==========================================

4. SHAREHOLDERS' EQUITY

In June 1996, the Company's Registration Statement of Form S-1 was declared effective by the Securities and Exchange Commission, permitting the Company to sell shares of its common stock to the public. The Company and selling shareholders sold 1,500,000 and 1,605,000 shares, respectively, at the initial offering price of $9.00 per share. The Company proceeds of $11,622,000 (net of underwriter commissions and offering costs) were used to pay down bank debt and for working capital.

                     Keystone Automotive Industries, Inc.

5. LONG-TERM DEBT

Long-term debt and notes payable to officers, shareholders and other related parties consists of the following:

                                                                                                            March 29,  March 28,
                                                                                                              1996       1997
                                                                                                          ------------------------
                                                                                                               (in thousands)
Note payable to bank, secured by corporate assets of Inteuro and guaranteed by the Inteuro shareholders,
 payable in monthly installments of $16,667 plus interest at 0.5% over the prime rate, due June 2001          $     -     $  900

Various covenants not-to-compete, payable with interest up to 8%, payable 2001                                    804        884

Other interest bearing notes, payable through 1999                                                              1,822        695

Various installment notes with financial institutions and a third party, payable monthly through 2000
 with interest ranging from 2.9% to 11.5%, secured by property and equipment                                      488        533

Note payable to D. Fales, interest at 1% above the prime rate (8.25% at March 28, 1997), payable through
 October 1998                                                                                                     150        150

Capital lease obligation, payable in monthly installments of $5,678, including 6.73% interest, payable
 through December 1, 1998                                                                                         175        117

Note payable to bank, secured by all inventories, equipment, accounts receivable and fixed assets,
 payable in monthly installments of $62,877, including 8.23% interest, payable through December 31, 2000        3,883          -

Bank revolving line of credit, interest at 0.75% over prime rate for 1995, due June 1996, collateralized
 by accounts receivable, inventory and equipment and guaranteed by the Inteuro shareholders                     1,000          -

Note payable to PNC bank, monthly payments of $6,649 with a variable interest rate (9.25% at March 29,
 1996), payable through April 30, 1999, secured by property                                                       674          -

Note payable to bank, due in monthly installments of $13,333 plus interest at a rate of 0.75% at December
 31, 1995, due August 1999, collateralized by accounts receivable, inventory, property and equipment and
 guaranteed by the Inteuro shareholders                                                                           587          -

Note payable, XRJ, Inc., secured by acquired assets, payable in monthly installments of $56,438, payable
 through December 15, 1996                                                                                        544          -

Mortgage Payable, interest at 8% with monthly principal and interest of $3,329 with a balloon maturity in
 May 2001. Collateralized by land and a building in Atlanta having a net book value of $675,072                   422          -

Note payable to bank, due in monthly installments of $50,000, plus interest at the prime rate (8.25% at
 March 29, 1996) plus .5%, due August 1, 1996                                                                     250          -

Other unsecured, non-interest bearing notes to related parties, paid in full in November 1996                     172          -

Notes payable to Bumper Exchange, monthly principal of $6,790 and interest at 1% above the prime rate
 (8.25% at March 29, 1996), payable through October 1997, secured by inventory, property and equipment            129          -
                                                                                                          ------------------------
                                                                                                               11,100      3,279

Less amount due within one year                                                                                 4,079      1,192
                                                                                                          ------------------------
Amounts due after one year                                                                                    $ 7,021     $2,087
                                                                                                          ========================

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

5. LONG-TERM DEBT (CONTINUED)

Long-term debt due after one year matures approximately as follows: 1998 - $1,192,000; 1999 - $1,052,000; 2000 - $512,000; 2001 - $423,000; 2002 and
thereafter - $100,000.

6. FINANCING ARRANGEMENTS

On March 25, 1997, the Company entered into a revolving loan agreement with a commercial lender that provides a $25,000,000 unsecured credit facility that expires on March 24, 1998. Initial advances under the revolving line of credit are made with interest at the prime rate (8.5% at March 28, 1997); however, at the Company's option, all advances may be converted to LIBOR plus 0.75% - 0.875%. The weighted average interest rate on the line of credit was 8.3% and 8.1% for the years ended March 29, 1996 and March 28, 1997, respectively. The agreement also contains an unused line charge of 0.125%. At March 28, 1997, the unused portion of the line of credit was $12,371,000.

The revolving loan agreement is subject to certain restrictive covenants and requires that the Company maintain certain financial ratios. The Company was in compliance with all covenants as of March 28, 1997.

In addition, Inteuro has a $2,000,000 note payable with a bank, accrued interest on the principal sum outstanding is payable monthly at a rate equal to 0.5% over the prime rate and all unpaid principal and accrued but unpaid interest are due in June 1998. At March 28, 1997, Inteuro had not drawn on the note with the bank.

Inteuro's long-term debt and revolving line of credit agreements with its principal lending institution contain certain restrictions and covenants. Under the covenants, it must maintain minimum debt service coverage, tangible net worth, and current ratios, as defined. As of December 31, 1996, Inteuro is in compliance with the debt covenants of its principal lending institution.

7. RELATED PARTY TRANSACTIONS

The Company has entered into various property lease agreements with related parties, including certain of the Company's directors and officers and agreements with a corporation which is owned by a family member of a Company officer and director. The leases contain terms up to 10 years. The Company believes that the terms and conditions of such leases with affiliated parties are no less favorable than could have been obtained from unaffiliated parties in arm's length transactions at the time such leases were entered into. Rent expense paid to related parties, included in the total rent expense, amounted to $724,000, $665,000 and $931,000 for 1995, 1996 and 1997, respectively, exclusively of the Company's obligation for property taxes and insurance.

Notes payable to officers, shareholders, and other related parties of $192,000 are unsecured, due October 1, 1998, and bear interest at the prime rate (8.25% at March 28,1997) plus 1%. Interest expense incurred in connection with these obligations was $32,000 at March 31, 1995, $43,000 at March 29, 1996 and $21,000
at March 28, 1997.

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

7. RELATED PARTY TRANSACTIONS (CONTINUED)

In December 1996, Inteuro sold its Atlanta facility and land to a related entity. At the time of the sale, the facility and land had a book value of $662,000 and related outstanding debt of $415,000. Inteuro distributed the net assets related to the facility and land of $244,000 to the related entity. No rent payments were made to the related entity in 1996.

8. INCOME TAXES

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                                     MARCH 29,      MARCH 28,
                                                                                       1996           1997
                                                                                 -----------------------------
                                                                                         (in thousands)
         Deferred tax assets:
           Book depreciation over tax                                                $   36         $    -
           Uniform cost capitalization                                                  546            765
           Inventory reserve                                                            204            206
           Accrued expenses not currently deductible for tax                            413            696
           Other, net                                                                   108            313
                                                                                  -----------------------------
         Total deferred tax assets                                                    1,307          1,980

         Deferred tax liabilities:
           Prepaid expenses                                                            (381)          (385)
           Tax depreciation over book                                                     -           (182)
                                                                                  -----------------------------
         Total deferred tax liabilities                                                (381)          (567)
                                                                                  -----------------------------
         Net deferred tax assets                                                     $  926         $1,413
                                                                                  =============================

No valuation allowance was necessary for deferred tax assets in 1996 or 1997.

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

8. INCOME TAXES (CONTINUED)

Significant components of the provision for income taxes attributable to operations under the liability method are as follows:

                                                                        YEAR ENDED
                                                       -------------------------------------------
                                                           MARCH 31,     MARCH 29,      MARCH 28,
                                                             1995          1996           1997
                                                       -------------------------------------------
                                                                      (in thousands)
        Current:
          Federal                                          $1,760         $2,064        $3,958
          State                                               422            533           964
                                                       -------------------------------------------
                                                            2,182          2,597         4,922
        Deferred:
          Federal                                            (436)           203          (390)
          State                                              (203)            36           (97)
                                                       -------------------------------------------
                                                             (639)           239          (487)
                                                       -------------------------------------------
                                                           $1,543         $2,836        $4,435
                                                       ===========================================

Inteuro had elected to be treated as an S corporation under the provisions of the Internal Revenue Code. Accordingly, taxable income of Inteuro has been reported in the tax returns of the individual shareholders of Inteuro, prior to January 1, 1998. Subsequent to January 1, 1998, the operating results of Inteuro will be included in the consolidated federal and state tax returns of the Company.

The reconciliation of income taxes at the U.S. federal statutory tax rate to reported income tax expense is as follows:

                                                                                                    YEAR ENDED
                                                                                -----------------------------------------------
                                                                                    MARCH 31,       MARCH 29,       MARCH 28,
                                                                                      1995            1996            1997
                                                                                -----------------------------------------------
                                                                                                 (in thousands)
        Income taxes at statutory tax rate                                           $1,952          $2,657         $ 4,911
        State income taxes, net of federal tax effect                                   303             414             727
        S-Corp earnings of Inteuro                                                     (705)           (258)         (1,288)
        Non-deductible expenses                                                          14              17              47
        Other, net                                                                      (21)              6              38
                                                                                -----------------------------------------------
                                                                                     $1,543          $2,836         $ 4,435
                                                                                ===============================================

9. EMPLOYEE BENEFIT PLANS

The Company has an employee stock ownership plan which covers substantially all of its employees. Under the terms of the Internal Revenue Code, each year's tax deductible contribution is limited to a maximum of 15% of the Company's qualified payroll. A carryover of unused allowable contributions is allowed, subject to certain limits. Under the terms of the plan, the Company makes the contribution to the Trustee, who is required to follow the Administrative Committee's investment decisions. The Company's contributions to the plan were $190,000 in 1995, and none in 1996 and 1997, respectively.

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

9. EMPLOYEE BENEFIT PLANS (CONTINUED)

In March 1979, the Company adopted a defined benefit pension plan (the "Plan") to provide pension benefits to all non-union employees. Plan benefits are based on an employee's years of service and the compensation during the five years of employment which would yield the highest average compensation. The assets of the Plan consist primarily of investments in mutual funds, time certificates of deposit, and marketable debt securities. The Company's policy is to fund pension cost accrued.

The net periodic pension cost for the Plan consisted of the following:

                                                                                  YEAR ENDED
                                                              -----------------------------------------------
                                                                  MARCH 31,       MARCH 29,       MARCH 28,
                                                                     1995            1996            1997
                                                              -----------------------------------------------
                                                                               (in thousands)
     Service costs - benefits earned during the year                    $ 120           $ 132           $ 154
     Interest cost on projected benefit obligation                        188             213             232
     Actual return on assets                                             (136)           (153)           (199)
     Net amortization and deferral                                         40              45              40
                                                              -----------------------------------------------
                                                                        $ 212           $ 237           $ 227
                                                              ===============================================

The following is a summary of the status of the funding of the Plan:

                                                                                              MARCH 29,       MARCH 28,
                                                                                                 1996            1997
                                                                                          --------------------------------
                                                                                                   (in thousands)
     Actuarial present value of benefit obligations:
      Vested benefit obligations                                                                  $(2,414)        $(2,783)
      Non-vested benefit obligations                                                                  (65)            (81)
     Accumulated benefit obligations                                                      --------------------------------
                                                                                                  $(2,479)        $(2,864)
                                                                                          ================================


     Projected benefit obligations                                                                $(2,902)        $(3,380)
     Assets of the plan at market                                                                   2,442           2,989
                                                                                          --------------------------------
     Projected benefit obligation greater than assets of the plan                                    (460)           (391)
     Unrecognized net obligation not yet recognized in periodic pension cost                        1,148           1,195
     Unrecognized net transition obligation at March 28, 1987, being recognized over 25
      years                                                                                           128             120

     Adjustment required to recognize minimum liability:
      Accrued but not expensed                                                                         (1)              -
      Unfunded liability                                                                               36               -
                                                                                          -------------------------------
     Prepaid pension included in other assets and prepaid expenses                                $   851         $   924
                                                                                          ===============================

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

9. EMPLOYEE BENEFIT PLANS (CONTINUED)

In determining the actuarial present value of projected benefit obligations at March 29, 1996 and March 28, 1997, a discount rate of 8% was used. Future compensation levels are assumed to increase at an annual rate of 5%. The expected long-term annual rate of return on assets was 8% for the years ended March 31, 1995, March 29, 1996, and March 28, 1997. In April 1997, the Board of Directors approved the freezing of the defined benefit pension plan. Management estimates, after consulting with the Company's actuary, that the curtailment of the Plan is not material to the Company's results of operations. However, this estimate depends on the Plan's asset values at the date of curtailment.

North Star, a wholly owned subsidiary, adopted a 401(k) plan in fiscal 1996 that covers substantially all of its employees. Employees who have completed more than one year of service are eligible and may contribute from 1% to 15% of their base pay. The Company matches 50% of the first 4% of employee contributions. Employee contributions vest immediately, while employer contributions vest based on years of service. Contributions to the plan were $43,000 and $173,000, as of March 29, 1996 and March 28, 1997, respectively. On April 1, 1997, the plan was amended to include substantially all of the Company's employees and to increase the matching contribution to 6% of employee contributions.

10. STOCK COMPENSATION PLANS

In 1996, the Board of Directors of the Company adopted a Stock Incentive Plan (the "Plan"). There were 730,000 shares of Common Stock reserved for issuance under the 1996 Plan. The 1996 Plan provides for granting of stock options that may be either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Code") or "non-qualified stock options," which do not satisfy the provisions of Section 422A of the Code. Options are required to be granted at an option price per share equal to the fair market value of Common Stock on the date of grant. Stock options may not be granted longer than 10 years from the date of the 1996 Plan. All options granted have ten-year terms and vest at the rate of 25% per year, commencing one year from the date of grant.

                                                                                   WEIGHTED
                                                                                   AVERAGE
                                                                                   EXERCISE
                  STOCK OPTION PLAN                                SHARES           PRICE
     ---------------------------------------------------------------------------------------
     Outstanding at March 29, 1996                                       -           $     -
      Granted                                                      432,000           $ 11.90
      Exercised                                                          -                 -
      Expired                                                            -                 -
                                                        ------------------------------------
     Outstanding at March 28, 1997                                 432,000           $ 11.90
                                                        ====================================

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

10. STOCK COMPENSATION PLANS (CONTINUED)

The following tabulation summarizes certain information concerning outstanding and exercisable options at March 28, 1997:

                                                                                   Price Range
                                                                    ---------------------------------------
                                                                                                   $  12.25
                                                                                                       to
                                                                             $   9.00              $  15.00
                                                                    -----------------     -----------------

     Outstanding options:
      Number outstanding                                                      220,000               212,000
      Weighted average exercise price                                        $   9.00              $  14.90
      Weighted average remaining contractual life in years                        9.2                   9.3

     Exercisable options:
      Number exercisable                                                       20,000                45,000
      Weighted average exercise price                                        $   9.00              $  12.69

There were no exercisable options outstanding in fiscal years 1995 and 1996.

If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by Statement of Financial Accounting Standards No. 123, net income and earnings per share would have been reduced to the pro forma amounts shown below:

                                                                     MARCH 28,
     (In thousands, except per share amounts)                          1997
     ----------------------------------------                      -----------
     Pro forma:
      Net income                                                      $9,888
      Earnings per share:
      Primary                                                         $ 0.87
      Fully diluted                                                   $ 0.87

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model using the following weighted average assumptions:

                                                                     MARCH 28,
                                                                       1997
                                                                    -----------
     Risk free interest rate                                           6.52%
     Expected life in years                                               4
     Expected volatility                                               26.8%
     Expected dividend yield                                           0.00%

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

10. STOCK COMPENSATION PLANS (CONTINUED)

In fiscal 1995, the Company had 180,133 shares exercised at a weighted average price of $3.35. This resulted in compensation expense of $1,200,000. The plan under which these options were granted was terminated in 1995.

11. COMMITMENTS

The Company leases substantially all of its property and a portion of its plant and equipment. Certain of the leases contained renewal options from two to five years.

Future minimum lease payments, under noncancelable operating leases with initial terms of one year or more, are approximately as follows at March 28, 1997:

                                                          RELATED                          TOTAL
                                                           PARTY                         OPERATING
                                                          LEASES           OTHER          LEASES
                                                ---------------------------------------------------
                                                                   (in thousands)
    1998                                                   $1,610          $ 4,366          $ 5,976
    1999                                                      946            3,491            4,437
    2000                                                    1,078            2,927            4,005
    2001                                                    1,005            1,813            2,818
    2002                                                      977              774            1,751
    Thereafter                                              2,881              234            3,115
                                                ---------------------------------------------------
    Total minimum rental payments                          $8,497          $13,605          $22,102
                                                ===================================================

Total rent expense amounted to $3,271,000, $4,823,000 and $6,217,000 for 1995,
1996 and 1997, respectively, exclusive of the Company's obligation for property taxes and insurance. Certain leases contain provisions for rent escalation that is being amortized on a straight-line basis over the lives of the leases.

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

12. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of the quarterly results of operations for the years ended March 29, 1996 and March 28, 1997. The summary of the quarterly results of operations includes the quarterly results of Inteuro for the years ended December 31, 1995 and 1996 on a three-month lag basis.

                                                                   QUARTER ENDED
                                       --------------------------------------------------------------------
1996:                                        JUNE 30       SEPTEMBER 29      DECEMBER 29       MARCH 29
                                       --------------------------------------------------------------------
                                                      (In thousands, except per share amounts)
Net Sales                                    $39,963          $40,513          $43,993          $53,607
Gross Profit                                  16,135           15,889           17,632           21,004
Net Income                                     1,367              811            1,228            1,574
Earnings Per Share                              0.13             0.08             0.12             0.15

                                                                   QUARTER ENDED
                                       --------------------------------------------------------------------
1997:                                        JUNE 28       SEPTEMBER 29      DECEMBER 29       MARCH 29
                                       --------------------------------------------------------------------
                                                      (In thousands, except per share amounts)
Net Sales                                    $52,560          $51,183          $57,473          $62,590
Gross Profit                                  21,158           20,696           23,768           26,099
Net Income                                     2,294            2,341            2,849            2,526
Earnings Per Share                              0.22             0.20             0.24             0.21

Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with per share amounts for the year shown elsewhere.

13. SUBSEQUENT EVENTS

Effective on May 23, 1997, the Company's Chairman and Chief Executive Officer resigned his positions to pursue other interests. Under the terms of the employment agreement, the Company is obligated to pay the balance of his contract and to provide for certain employee benefits. The Company will record a pre-tax charge of $700,000 in the first quarter of fiscal year 1998 in connection with the settlement of all outstanding obligations.

The Company is planning to file a Form S-1 Registration Statement with the SEC in connection with a secondary offering of its common stock. The filing is expected to be effective June 1997. Management has indicated the proceeds from the offering will be used to paydown the Company's indebtedness under its revolving lines of credit.

The Company is currently negotiating acquisitions for substantially all the assets and specific liabilities of a bumper distributor located in the Southeast and a wheel remanufacturer located in the Midwest for approximately $4,100,000 in cash. The acquisitions are expected to be completed in June of 1997.

                         KEYSTONE AUTOMOTIVE INDUSTRIES

                 SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)


                                                                          ADDITIONS
                                                                 -----------------------------
                                                 BALANCE AT       CHARGED TO       CHARGED TO                      BALANCE
                                                BEGINNING OF       COSTS AND         OTHER                        AT END OF
                DESCRIPTION                        YEAR           EXPENSES         ACCOUNTS         DEDUCTIONS      YEAR
 -------------------------------------------------------------------------------------------------------------------------------
Year ended March 31, 1995
Allowance for uncollectible accounts              $   418         $   270           $    -              $257         $431

Year ended March 31, 1996
Allowance for uncollectible accounts                  431             403                -               394          440

Year ended March 28, 1997
Allowance for uncollectible accounts                  440             778                -               486          732

/(1)/ Uncollectible accounts written off, net of recoveries.

                                                                                ADDITIONS
                                                                       ------------------------------
                                                       BALANCE AT       CHARGED TO       CHARGED TO                    BALANCE
                                                      BEGINNING OF       COSTS AND         OTHER                      AT END OF
                 DESCRIPTION                             YEAR           EXPENSES         ACCOUNTS     DEDUCTIONS        YEAR
-----------------------------------------------------------------------------------------------------------------------------------
Year ended March 31, 1995
Allowance for slow-moving inventory                      $    80       $  1,324          $    -        $     42      $   1,362

Year ended March 31, 1996
Allowance for slow-moving inventory                        1,362            641               -           1,508            495

Year ended March 28, 1997
Allowance for slow-moving inventory                          495            322               -             307            510